EXHIBIT 99.1
WEBTOON Entertainment Elevates Yongsoo Kim to President to Accelerate Global Growth and Execution
●Kim will focus on accelerating innovation, growth, and execution to drive global expansion
●Kim also joins the Board of Directors
LOS ANGELES (March 5, 2026) - WEBTOON Entertainment Inc. (Nasdaq: WBTN) today announced that Chief Strategy Officer and Head of Global WEBTOON Yongsoo Kim has been named President to lead global operations and drive the company’s next phase of growth. He will focus on accelerating execution and driving innovation to reignite growth momentum across WEBTOON Entertainment’s global business.

Kim has also been appointed as a member of the Board of Directors of WEBTOON Entertainment.
Under this new organizational structure, WEBTOON Entertainment leadership will report to the President, who will report to Founder & CEO Junkoo Kim.
Since joining WEBTOON Entertainment in late 2022, President Yongsoo Kim has strengthened the company’s financial foundation and played a leading role in its successful IPO in 2024.
As CSO, Kim drove global strategic initiatives to accelerate growth and deepen global integration, most notably leading the company’s collaboration with The Walt Disney Company in 2025.
Following the company’s IPO in 2024, Kim took on the role of Head of Global WEBTOON, overseeing growth across the U.S. and other key international markets outside of Korea and Japan. In this role, he led significant transformation efforts spanning product strategy, organizational structure, and corporate culture. He drove a strategic transformation of WEBTOON Entertainment’s U.S. operations, launching new growth and engagement initiatives, and strengthened the integration of its entertainment business, WEBTOON Productions (formerly Wattpad WEBTOON Studios).
Under his leadership, the company introduced Video Episodes, expanded Creator programs to enhance the company’s Creator-driven flywheel, and delivered measurable improvements in user engagement and platform performance.

Founder & CEO Junkoo Kim said, “Yongsoo has demonstrated exceptional leadership, combining innovation with operational discipline and a proven ability to translate strategy into measurable results. As CSO and Head of Global WEBTOON, he strengthened our U.S. and international operations, building a culture of innovation and performance. Yongsoo’s elevation to President reinforces our commitment to disciplined execution as we scale globally, boldly innovating while staying focused on our long-term vision to be the world's storytelling technology platform, empowering creation by anyone, for everyone.”
With this leadership evolution, Founder & CEO Junkoo Kim will focus on long-term strategy and vision, President Yongsoo Kim will lead global operations and execution, and CFO & COO David Lee will continue in his leadership role.
Prior to WEBTOON Entertainment, Yongsoo Kim was a Principal at KKR, where he led value creation initiatives across portfolio companies and worked on investment activities in Korea. Earlier in his career, Kim was part of the founding team of Tesla’s Korea operations and served as an Engagement Manager at McKinsey & Company. Kim serves as a director at LD Carbon and previously served as a director at ECORBIT (formerly TSK Corporation) and as an auditor at HD Hyundai Marine Solution. Kim holds a Bachelor of Business Administration at Yonsei University.
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About WEBTOON Entertainment
WEBTOON Entertainment is a leading global entertainment company and home to some of the world's largest storytelling platforms. As the global leader and pioneer of the mobile webcomic format, WEBTOON Entertainment has transformed comics and visual storytelling for fans and creators.
With its CANVAS UGC platform empowering anyone to become a creator, and a growing roster of superstar WEBTOON Originals creators and series, WEBTOON Entertainment’s passionate fandoms are the new face of pop culture. WEBTOON Entertainment adaptations are available on Netflix, Prime Video, Crunchyroll, and other screens around the world, and the company’s content partners include Discord, HYBE, and DC Comics, among many others.
With approximately 160 million monthly active users, WEBTOON Entertainment’s IP & Creator Ecosystem of aligned brands and platforms include WEBTOON, Wattpad--the world’s leading webnovel platform--WEBTOON Productions, Studio N, Studio LICO, WEBTOON Unscrolled, LINE MANGA, and eBookJapan, among others.